SCHLUETER & ASSOCIATES, P.C.
                       1050 Seventeenth Street, Suite 1700
                             Denver, Colorado 80265
                                 (303) 292-3883
                            Facsimile (303) 296-8880

                                October 29, 1996

Board of Directors
Accelr8 Technology Corporation
303 East Seventeenth Avenue, Suite 108
Denver, Colorado 80203

Gentlemen:

     We have served as your counsel in connection with the registration of the securities described below with the United States Securities and Exchange Commission on Form SB-2, SEC File No. 333-12393. The Registration Statement covers a proposed public offering by Accelr8 Technology Corporation (the "Company") of up to 1,000,000 shares of the no par value common stock of the Company (the "Common Stock") at a price that is expected to range from $8.00 to $9.00 per share. You have asked this law firm to render an opinion as to certain matters listed below.

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation and Bylaws, as amended, and corporate minutes, as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company. We are not qualified to practice law in any jurisdiction other than the State of Colorado.

     In giving this opinion we have assumed:

     (a)  the   genuineness  of  all  signatures   and  the   authenticity   and
          completeness of all documents submitted to us as originals;

     (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

     (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and

     (d) that the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under the laws of that jurisdiction.

     The opinions expressed are qualified in their entirety as follows:

     (a) such opinions and the agreements referenced herein are subject to the application of bankruptcy, insolvency, reorganization, state fraudulent conveyance acts and other similar laws affecting the enforcement of rights and all laws and legal precedents concerning the obligations of creditors and other parties to act reasonably, in good faith and with fairness in exercising their rights to enforce certain remedies;


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     (b)  the enforceability of the obligations under the agreements  referenced herein are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (c) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings are brought and may not be available with respect to the enforcement of the terms and provisions of the agreements referenced herein.

     Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, and has the corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

     2. The Company's authorized capital consists of 55,000,000 shares of no par value Common Stock (11,000,000 assuming that the reduction in authorized capital is approved at the Shareholder's Meeting to be held on November 8, 1996, and that all necessary corporate action is taken to effectuate the reduction in capital). As of the date of this opinion, the Company has issued and outstanding 21,970,000 shares of Common Stock, and if the reverse stock split is approved by the Company's shareholders at the Shareholder's Meeting to be held on November 8, 1996, and that the Board of Directors elects to effect a one-for-four reverse stock split there will be 5,492,500 shares of the Company's Common Stock issued and outstanding. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

     3. All necessary corporate proceedings of the Company have been duly taken to authorize the filing of the above-referenced Registration Statement and the proposed public offering of the securities noted above in accordance with the terms of that Registration Statement.

     4. The 1,000,000 shares of Common Stock to be offered by the Company in the proposed public offering, the Representative's Warrants which are proposed to be sold to the Representative of the Underwriters, and the 34,500 shares of Common Stock which may be issued upon the exercise of the Representative's Warrants will, upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with their terms and the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

                                         Sincerely,

                                        SCHLUETER & ASSOCIATES, P.C.